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                                                                    EXHIBIT 10.4

                                                                REDACTED VERSION

                           ALBUMIN SUPPLY AGREEMENT

     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. ***


In Barcelona on this 22 day of June 1999.

                                BY AND BETWEEN

SERACARE INC., a corporation of USA nationality, with address at 1926 Century Park East, Suite 1970, Los Angeles, California, USA, represented by Mr. Barry D. Plost, by virtue of his position as Chairman/CEO (hereinafter referred to as SERACARE), party to the first part.

INSTITUTO GRIFOLS, S.A., a corporation of Spanish nationality, with address at Poligono Industrial Levante, Calle Can Guasch, s/n. 08150 Parets del Valles, Barcelona, Spain, represented by Mr. Javier Jorba Ribes, by virtue of his position as General Manager, (Hereinafter referred to as GRIFOLS), party of the second part.

                                    WHEREAS

I. SERACARE is a corporation, which main activity is as a collector of plasma, distributor of therapeutic and diagnostic plasma derived products, and as a manufacturer of diagnostic products.

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II.   GRIFOLS is a corporation, which main activity is the manufacturing and commercialization of Hemoderivatives, including Human Albumin, which are manufactured in it premises located in Parets del Valles.

III. GRIFOLS declares that its Human Albumin complies with the technical specifications that are detailed in Annex 1 attached hereto, and has all the necessary and required permits.

IV. That both parties know that GRIFOLS Human Albumin is manufactured for its direct use and only in accordance with the product indications described in Annex 2 attached hereto.

V. GRIFOLS is willing to supply and SERACARE to acquire, Human Albumin (hereinafter referred to as Albumin), due to which, both parties recognizing in each other enough legal capacity, agree to enter into the present Albumin Supply Agreement in accordance with the following.

                                    CLAUSES

FIRST -  Constitutes the object of the present Agreement, the supply to SERACARE
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of Human Albumin manufactured by GRIFOLS, to be sold by SERACARE to third parties, which may only use said Human Albumin as raw material in its production of certain products, and never for direct use, in accordance with the provisions of this Agreement.

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SECOND -  Due to the special technical specifications and quality controls that
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the Albumin has to comply with, the parties agree that all the Albumin supplied by GRIFOLS to SERACARE will have a certified batch release from GRIFOLS.

THIRD -  The Albumin supplied by GRIFOLS to SERACARE will be used by any third
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party only as raw material, for the purpose of manufacturing products listed in
Annex 3. No other use different from this, including its human use, is covered by the present Agreement.

The Albumin supplied by GRIFOLS to SERACARE will not be mixed in the manufacturing process of the products listed in Annex 3 carried out by any third party with any other product of human origin.

GRIFOLS shall have the right, with prior notification of 24 hours, to require SERACARE to inspect any third parties' manufacturing facilities and records in order to verify the correct use of the Albumin supplied/sold by SERACARE to this third party in accordance with the provisions of the present Agreement.

FOURTH -  The quality and technical specifications of the Albumin supplied by
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GRIFOLS to SERACARE, as detailed in Annex 1.

The quality and technical specifications, may be changed and/or modified, at GRIFOLS' requirement, in order to comply with any new legislation in force and/or new controls or test methods. Any change carried out in accordance will be duly notified to SERACARE, which shall notify it to all third parties to whom the Albumin has been supplied/sold.

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Every shipment of Albumin will be shipped together with all the mandatory and/or legal documents, as well as any other documents that may be required.

FIFTH -  SERACARE will acquire from GRIFOLS the annual quantities established in
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Annex 4.  Both parties, on a yearly basis, will fix these minimum annual quantities, as well as the Product price, which will also be included in said Annex.

In the event that / new test and/or control is required, as stated in Clause Fifth hereinabove, GRIFOLS and SERACARE shall mutually agree to renegotiate the prices set forth in this Agreement.

SIXTH -  Payment of the Albumin delivered by GRIFOLS to SERACARE would be
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payable 30 days after reception by SERACARE in its premises in Oceanside, CA,
USA.

SEVENTH -  The Albumin will be shipped and packed in accordance with the
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specifications set forth in Annex 5 to the present Agreement.

EIGHTH -  For the event that the Albumin supplied by GRIFOLS to SERACARE is
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object of a product recall carried out by GRIFOLS, GRIFOLS will be responsible only for its reposition with new Albumin.

Due to the use that third parties shall give to the Albumin, which will be as raw material for manufacturing products listed in Annex 3 which is different and not specified in the Product indications given by GRIFOLS, SERACARE and/or any third party will be solely responsible for its use in accordance with the present Agreement, and will hold GRIFOLS harmless of any

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circumstances derived from the use that SERACARE and/or any third party will give to the Albumin.

NINTH -  SERACARE declares that it has a product liability insurance covering
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the products, for an amount of $US 5,000,000 and takes the commitment to have such insurance coverage while the present Agreement is in force and the products manufactured using the Albumin have not expired, and will also require that any third party using the Albumin has a product liability insurance in the same terms and conditions.

TENTH -  All information disclosed by GRIFOLS to SERACARE concerning any aspect
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of Albumin, including discussions with Regulatory Authorities, shall be considered as Confidential Information under this Agreement.

The party receiving the Confidential Information:

1. Will not disclose the Confidential Information to any third party, except as required by the Regulatory Authorities strictly for the purposes of this Agreement.

2. Will limit disclosure of the Confidential Information to its employees and agents who, under obligation of confidentiality, have a need to know of it for the purposes of this Agreement.

3. Will make no use of the received Confidential Information other than to fulfill the purposes of this Agreement.

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4.   On termination of this Agreement, will return all such Confidential
     Information to the disclosing party, without retaining any copy or extract thereof.

The following will be exempt from the obligation of this Article:

a) Confidential Information which is now, or which becomes, part of the public domain without involvement of the receiving party.

b) Confidential Information which the receiving party can demonstrate by competent proof was known to it before being received from the disclosing party.

c) Confidential Information which becomes available to the receiving party from a third party under no obligation of confidentiality to the disclosing party.

The obligations of this article shall continue after termination of this Agreement.

ELEVENTH -  SERACARE shall, prior to any sale of Albumin to any third party,
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inform GRIFOLS of the identity of said third party, as well as sign an agreement with this third party that shall cover the following:

- Use that this third party may do of the Albumin, which is as detailed in the manufacturing of products listed in Annex 3.

- Manufacturing information by which this third party has to inform SERACARE and GRIFOLS of the lot numbers of the products manufactured using GRIFOLS Albumin.

- Product liability insurance as foreseen in Clause Ninth of the present Agreement.

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-    Signature of a Confidential Disclosure Agreement between said third party and GRIFOLS, which will be that attached as enclosure 6 hereto.

- Responsibility Clause identical to that foreseen in Clause Eighth of the present Agreement.

- Force Majeure Clause identical to that foreseen in Clause Thirteenth of the present Agreement.

- Rescission/termination clause, which covers any breach of the clauses of the Agreement by the third party, especially if the Albumin is not used as raw material in the manufacturing of products listed in Annex 3, and a different use is given to it.

- Clause including that SERACARE shall have the right, with a prior notification of 24 hours, to inspect the third parties' manufacturing facilities and records, in order to verify the correct use of the Albumin supplied by GRIFOLS in accordance with the provisions of the present Agreement.

TWELFTH -  The duration of the present Agreement will be until 31/st/ December
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1999, and will start on the date of its signature.  The Agreement will be automatically renewed for one-year periods if neither party denounces it three months before its expiry.

THIRTEENTH -  Neither party shall be liable for non-performance of this
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Agreement due to Force Majeure.  Force Majeure will have the meaning stated
below under (a):

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a)   Strikes, lockouts, other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, sinking, drought, civil disturbances, explosions, act or decisions of duly constituted municipal, state or National Governmental Authorities or of Courts of Law, impossibility to obtain supplies, fuel or other required materials, or any other causes similar or completely different, all beyond the control of the Party pleading Force Majeure preventing the Party from performing its rights and obligations and not to be overcome by due diligence of such Party.

b) The Parties agree that if either of them find themselves wholly or partly unable to fulfill their respective obligations in this Agreement by reason of Force Majeure, the Party pleading Force Majeure will as soon as possible notify the other Party of its inability to perform giving detailed explanation of the occurrence which excuses performance. If said notice is given, the performance of the notifying party shall be abated for so long as performance may be prevented by Force Majeure. A Party unable to perform due to Force Majeure shall resume fulfilling its obligations, including making the due payments, after the Force Majeure has ceased. All terms will be extended by the time period the Force Majeure has lasted.

FOURTEENTH -  The present Agreement will be terminated and will become null due
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to any of the following reasons:

a)   Mutual agreement.

b)   Those fixed by law.

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c)   With thirty (30) days notice if the other party shall default in the performance or observation of any material provisions of this Agreement and shall fail to cure such default within sixty (60) days after notice from such party, and the non-defaulting party shall reserve a right to seek a remedy available under the applicable laws.

d)   If any party falls into suspension of payments or becomes bankrupt.

e)   Not meeting payments due.

f) Any substantial change in the ownership in any of the parties which may give rise to a change in the political control of the Company, or the participation through the acquisition of shares by a direct competitor of any of the parties.

FIFTEENTH -
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a)   Any notice required or provided for by the terms of this Agreement shall be made in writing and shall be sent by registered mail postage prepaid or by telex or by facsimile properly addressed in accordance with the addresses first above given or to such other addresses as the parties may at a later date advise. The effective date of this notice shall be six (6) days after the date of sending such notice.

b) This Agreement constitute the entire agreement between the parties concerning the subject matter hereof. None of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto. The headings used in this Agreement are only meant for easy reading of the Agreement.

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c)   Provisions of this Agreement are separate and divisible and the invalidity or unenforceability of any part shall not affect the validity or enforceability of any remaining part or parts, all of which shall remain in full force and effect. However, the parties agree to substitute any invalid or unenforceable provision by valid and enforceable arrangement which achieves to the greatest extent possible the financial balance and mutual understanding already established between the parties.

SIXTEENTH -  Any dispute, controversy or difference that may arise from the
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interpretation or in connection with the present Agreement or as the compliance of any other obligations contained herein, shall be submitted to arbitration held in Barcelona (Spain), in the "Tribunal Arbitral de Barcelona" according to its rules. The award rendered in any such arbitration shall be final and binding upon the parties hereto.

SEVENTEENTH -  The parties agree that the present document is a commercial
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agreement and is ruled by the Clauses contained herein, and shall be governed by the laws of Spain, by Spanish commercial usage or, in its case, by the Spanish Civil Code.

In witness whereof, the present Agreement is signed in duplicate in the place and date first written above.

INSTITUTO GRIFOLS, S.A.                  SERACARE INC.

/s/ Javier Jorba Ribes                   /s/ Barry D. Plost

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                            LIST OF OMITTED ANNEXES

The following Annexes to the Albumin Supply Agreement have been omitted from this Exhibit and shall be furnished to the Commission upon request:

Annex                    Document
-----                    --------

2                        USA Package Insert

3                        Human Albumin as Raw Material

5                        Shipment Information

6                        Confidential Disclosure Agreement

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                                    ANNEX 1


                                      ***





_________________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

                                    ANNEX 4


                             HUMAN ALBUMIN GRIFOLS

                              QUANTITIES AND PRICE

- The quantities established for the year 1999 will be in the range of *** - *** vials per month.

-  Product price:

-        Human Albumin Grifols at *** per gram FOB Barcelona.



_________________________
- *** Confidential information omitted and filed separately with the Securities and Exchange Commission.

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